Exhibit 21




SUBSIDIARIES OF THE COMPANY


   ATC Healthcare, Inc.. (DE)
   ATC Healthcare Services, Inc. (GA)
   ATC Staffing Services, Inc. (DE)
   ATC Funding, LLC (DE)






































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